Exhibit 99.2

“Och-Ziff,” “we,” “us,” “our” or “the firm” refer to Och-Ziff Capital Management Group LLC and its consolidated subsidiaries, including the Och-Ziff Operating Group, which refers collectively to OZ Management LP, OZ Advisors LP and OZ Advisors II LP.

Summary

Recent developments

New revolving credit facility

OZ Management LP, as borrower (the “Borrower”), and certain other subsidiaries of Och-Ziff, as guarantors, intend to enter into a $150 million unsecured revolving credit and guaranty agreement (the “Revolving Credit Agreement”), with certain financial institutions, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Bank USA, as syndication agent, and J.P. Morgan Securities LLC and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners, which is expected to provide for a revolving credit facility with a maturity of five years. The Borrower intends to use the proceeds of the loans under the Revolving Credit Agreement for working capital and general corporate purposes. Any amounts borrowed under the Revolving Credit Agreement and subsequently repaid may be able to be reborrowed until the maturity or termination of the Revolving Credit Agreement.

The Borrower is expected to be able to increase the maximum amount of availability under the Revolving Credit Agreement by up to an aggregate amount of $75 million if certain conditions are satisfied, including the consent of the lenders participating in each such increase.

Loans under the Revolving Credit Agreement are expected to bear interest at a per annum rate equal to, at the Borrower’s option, the one, three or six month (or nine or twelve month with the consent of each lender) LIBOR plus a margin of 1.00% to 2.00%, or a base rate plus a margin of 0% to 1.00%. The Borrower expects that it will be required to pay an undrawn commitment fee at a rate per annum equal to 0.10% to 0.25% of the undrawn portion of the commitments under the Revolving Credit Agreement computed on a daily basis. The LIBOR and base rate margins, as well as the amount of the commitment fee owed by the Borrower, are expected to be based on the Borrower’s corporate rating at the time.

All obligations under the Revolving Credit Agreement are expected to be unsecured and are expected to be guaranteed by OZ Advisors LP, OZ Advisors II LP, and Och-Ziff Finance Co. LLC. It is expected that, in the event that Och-Ziff or any of its subsidiaries becomes a party to, or guarantees indebtedness under the notes, such person would also be required to become a guarantor under the Revolving Credit Agreement. In addition, it is expected that the Borrower would have the ability, at any time, to designate any subsidiary of the Borrower or a guarantor or any new advisor sister company of OZ Advisors LP or OZ Advisors II LP as a guarantor if certain conditions are satisfied, including pro forma compliance with an economic income leverage ratio.

It is expected that the Revolving Credit Agreement would contain customary representations and warranties and covenants for a transaction of this type, including two financial maintenance covenants. It is expected that the first financial maintenance covenant would prohibit the total fee-paying assets under management of the Borrower, the guarantors, and their consolidated subsidiaries as of the last day of any fiscal quarter to be less than $22 billion for two successive quarters, and the second would prohibit the economic income leverage ratio as of the last day of any fiscal quarter to exceed 4.0 to 1.0. It is expected that the Revolving Credit Agreement would allow a limited right to cure an event of default resulting from noncompliance with the economic income leverage ratio test described above with an equity contribution made to the Borrower, and that the Borrower would only be able to exercise such cure right not more than two times in any four-quarter period or more than three times during the term of the Revolving Credit Agreement. It is expected that certain subsidiaries of Och-Ziff Capital Management Group LLC, including, but not limited to funds and other investment vehicles owned or managed by Och-Ziff Capital Management Group LLC and its subsidiaries, would be excluded from the representations and warranties, and from the restrictions contained in certain covenants.

It is expected that the Revolving Credit Agreement would include provisions that restrict or limit the ability of the Och-Ziff Operating Group and subsidiaries from:

•	Incurring additional indebtedness or issuing certain equity interests.

•	Creating liens.

•	Paying dividends or making certain other payments when there is a default or event of default under the Revolving Credit Agreement.

•	Merging, consolidating, selling or otherwise disposing of its assets.

•	Engaging in certain transactions with shareholders or affiliates.

•	Engaging in a substantially different line of business.

•	Amending its organizational documents in a manner materially adverse to the lenders.

It is expected that the Revolving Credit Agreement would permit the Och-Ziff Operating Group and subsidiaries to incur, among other things, up to an additional $150 million of indebtedness, and permit the Borrower and the guarantors to incur, among other things, additional indebtedness so long as, after giving effect to the incurrence of such indebtedness, they are in compliance with an economic income leverage ratio of 4.0 to 1.0 and no default or event of default has occurred and is continuing. It is expected that the Revolving Credit Agreement would permit the Och-Ziff Operating Group and subsidiaries to create liens to, among other things, secure indebtedness and other obligations of up to $50 million. It is expected that Och-Ziff Capital Management Group LLC will have a limited ability to make dividends and distributions from the Och-Ziff Operating Group if there is a default or an event of default under the Revolving Credit Agreement.

It is expected that the Revolving Credit Agreement would contain customary events of default for a transaction of this type. It is expected that, if an event of default under the Revolving Credit Agreement occurs and is continuing, then, at the request (or with the consent) of the lenders holding a majority of the commitments under the Revolving Credit Agreement, upon notice by the administrative agent to the Borrower, the obligations under the Revolving Credit Agreement would become immediately due and payable. In addition, if the Borrower or any of its material subsidiaries becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, it is expected that any outstanding obligations under the Revolving Credit Agreement would automatically become immediately due and payable. It is expected that the lenders’ obligations to make loans under the new Revolving Credit Agreement would be subject to customary conditions for a transaction of this type, including the full repayment and termination of our delayed draw term loan (the “Delayed Draw Term Loan”).

We may use borrowings under the new Revolving Credit Agreement to repay indebtedness under the Delayed Draw Term Loan.

Summary historical financial and other data

The following summary historical consolidated financial and other data of Och-Ziff Capital Management Group LLC should be read together with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes included in its annual report on Form 10-K for the year ended December 31, 2013 (the “2013 Annual Report”), and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical unaudited consolidated financial statements and related notes included in its quarterly report on Form 10-Q for the quarter ended September 30, 2014 (the “Third Quarter 10-Q”).

We derived the summary historical consolidated statements of operations data of Och-Ziff Capital Management Group LLC for the years ended December 31, 2011, 2012 and 2013 and the summary historical consolidated statements of financial condition data as of December 31, 2012 and 2013 from Och-Ziff Capital Management Group LLC’s consolidated financial statements included in its 2013 Annual Report. The summary historical consolidated statements of operations data of Och-Ziff Capital Management Group LLC for the nine months ended September 30, 2013 and 2014 and the summary historical consolidated statements of financial condition data as of September 30, 2014 are derived from and should be read in conjunction with Och-Ziff Capital Management Group LLC’s unaudited consolidated financial statements, included in its Third Quarter 10-Q.

The summary historical consolidated statements of operations data of Och-Ziff Capital Management Group LLC for the twelve months ended September 30, 2014 have been derived by adding the historical consolidated statements of operations data for the nine months ended September 30, 2014 to the historical consolidated statements of operations data for the year ended December 31, 2013 and subtracting the historical consolidated statements of operations data for the nine months ended September 30, 2013.

The Och-Ziff Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data of the Och-Ziff Operating Group and its consolidated subsidiaries has been reconciled to Och-Ziff Capital Management Group LLC’s financial statements as of and for the nine months ended September 30, 2014 and the fiscal year ended December 31, 2013, see “Unaudited reconciliation of financial data.”

	Nine months ended September 30,		12 Months ended September 30, 2014	Year ended December 31,
	2014	2013		2013	2012	2011
	(dollars in thousands)
Selected Operating Statement Data
Total revenues	$854,634	$795,142	$1,955,415	$1,895,923	$1,226,602	$616,424
Total expenses	453,294	393,092	887,081	826,879	1,927,956	2,040,313
Total other income	121,447	187,347	216,568	282,468	212,984	19,782
Income taxes	91,029	50,394	136,322	95,687	82,861	59,581

Consolidated Net Income (Loss)	$431,758	$539,003	$1,148,580	$1,255,825	$(571,231)	$(1,463,688)

Allocation of Consolidated Net Income (Loss)
Class A Shareholders	$57,770	$62,705	$256,832	$261,767	$(310,723)	$(418,990)
Noncontrolling interests	343,896	471,156	858,563	985,823	(262,200)	(1,044,698)
Redeemable noncontrolling interests	30,092	5,142	33,185	8,235	1,692	—

	$431,758	$539,003	$1,148,580	$1,255,825	$(571,231)	$(1,463,688)

Economic Income Revenues for the Company(1)	$617,335	$597,327	$1,650,495	$1,630,487	$1,091,467	$553,476
Economic Income for the Company(1)	$429,783	$426,948	$1,101,531	$1,098,696	$694,114	$273,772
Economic Income Margin	70%	71%	67%	67%	64%	49%

Distributable Earnings(1)	$334,933	$344,657	$893,918	$903,642	$537,428	$199,596
Distributable Earnings Per Share(1)	$0.66	$0.72	$1.78	$1.87	$1.18	$0.48
Dividends With Respect To Period	$0.60	$0.67	$1.72	$1.79	$1.11	$0.40
Dividend Payout Ratio	91%	93%	97%	96%	94%	83%

Fee-Related EBITDA(1)	$325,495	$245,988	$418,780	$339,273	$314,634	$335,924

Assets Under Management
Balance—beginning of period	$40,238,812	$32,603,930	$37,808,368	$32,603,930	$28,766,340	$27,934,696
Net flows	5,434,942	2,147,239	6,391,214	3,103,511	479,587	1,116,442
Appreciation (depreciation)	1,109,693	3,057,199	2,583,865	4,531,371	3,358,003	(284,798)

Balance—End of Period	$46,783,447	$37,808,368	$46,783,447	$40,238,812	$32,603,930	$28,766,340

(1)	These items presented are non-GAAP financial measures that supplement, and should not be considered to be alternatives to, revenues, net income (loss) or cash flow from operations that have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and are not necessarily indicative of liquidity or the cash available to fund operations. Please see the discussion below for important disclosures about the use of non-GAAP measures.

	As of September 30, 2014	As of December 31,
		2013	2012	2011
	(dollars in thousands)
Selected Balance Sheet Data
Cash and cash equivalents	$367,196	$189,974	$162,485	$149,011
Assets of consolidated Och-Ziff funds	7,130,792	4,711,189	2,850,754	772,957
Total assets	8,578,519	6,869,274	4,597,676	2,044,103
Debt obligations	431,962	384,177	388,043	383,685
Liabilities of consolidated Och-Ziff funds	5,093,876	3,042,395	1,297,096	103,103
Total liabilities	6,412,241	4,577,667	2,677,495	1,385,003
Redeemable noncontrolling interests	435,774	76,583	8,692	—
Shareholders’ deficit attributable to Class A Shareholders	(348,781)	(133,721)	(248,921)	(357,136)
Shareholders’ equity attributable to noncontrolling interests	2,079,285	2,348,745	2,160,410	1,016,236
Total shareholders’ equity	1,730,504	2,215,024	1,911,489	659,100

Non-GAAP financial measures

In addition to analyzing our results on a GAAP basis, management reviews our results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of our results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period. Management uses Economic Income as the basis on which it evaluates our financial performance and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from our results on a GAAP basis:

•	Income allocations to our executive managing directors and the Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (until they exchanged their remaining interests during the 2014 second quarter) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of our operations are performed, prior to making any income allocations.

•	Reorganization expenses related to our initial public offering and concurrent private offering of Class A Shares in November 2007, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

•	Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance. We also defer the recognition of incentive income allocations from the consolidated Och-Ziff funds until all clawback contingencies are resolved, consistent with the revenue recognition policy for the funds we do not consolidate.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund.

As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income (loss) allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures. No adjustments to the GAAP basis have been made for other revenues and net gains (losses) on joint ventures. For reconciliations of our non-GAAP measures to the respective GAAP measures, please see below and the section entitled “—Economic Income Reconciliations” in our 2013 Annual Report and Third Quarter 10-Q.

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares. We believe Distributable Earnings provides useful information to investors because management uses Distributable Earnings, among other financial data, to determine the earnings available to distribute as dividends to holders of the Class A Shares and to our executive managing directors with respect to their interests in the Och-Ziff Operating Group.

Fee-related EBITDA is a non-GAAP measure that is equal to Economic Income excluding incentive income, cash bonus expense and interest expense.

Our non-GAAP financial measures should not be considered as alternatives to our GAAP net income allocated to Class A Shareholders or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies.

	Nine months ended September 30,		12 Months Ended September 30, 2014	Year ended December 31,
	2014	2013		2013	2012	2011
	(dollars in thousands)
Management fees—GAAP,	$494,707	$406,829	$644,305	$556,427	$504,395	$500,857
Adjustment to management fees(1)	(12,156)	(7,405)	(15,419)	(10,668)	(14,400)	(14,665)

Management Fees—Economic Income Basis—Non-GAAP	482,551	399,424	628,886	545,759	489,995	486,192
Incentive income—GAAP	91,022	195,403	972,166	1,076,547	595,727	65,026
Adjustment to incentive income(2)	42,831	1,114	47,748	6,031	4,707	—

Incentive Income—Economic Income Basis—Non-GAAP	133,853	196,517	1,019,914	1,082,578	600,434	65,026

Other revenues(3)	931	1,386	1,695	2,150	1,038	2,258

Total Revenues—Economic Income Basis— Non-GAAP	$617,335	$597,327	$1,650,495	$1,630,487	$1,091,467	$553,476

(1)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)	These items are presented on a GAAP basis. Accordingly, no adjustments to or reconciliations of these items are presented.

	Nine months ended September 30,		12 Months ended September 30, 2014	Year ended December 31,
	2014	2013		2013	2012	2011
	(dollars in thousands)
Net income (loss) allocated to Class A Shareholders—GAAP	$57,770	$62,705	$256,832	$261,767	$(310,723)	$(418,990)
Net income (loss) allocated to the Och-Ziff Operating Group A Units	180,508	207,172	590,179	616,843	(538,055)	(1,088,514)
Equity-based compensation	84,597	99,426	105,296	120,125	86,006	128,916
Income taxes	91,029	50,394	136,322	95,687	82,861	59,581
Adjustment for incentive income allocations from consolidated funds subject to clawback	3,612	(25,799)	(10,726)	(40,137)	(36,418)	—
Allocations to Och-Ziff Operating Group D Units	14,418	5,590	28,782	19,954	9,296	2,433
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	6,318	7,603	6,569	7,854	—	600
Reorganization expenses	12,065	12,064	16,088	16,087	1,396,882	1,614,363
Changes in tax receivable agreement liability	(24,472)	(1,047)	(31,939)	(8,514)	(13,428)	(21,768)
Depreciation and amortization	5,238	6,344	7,145	8,251	9,362	9,676
Net gains on early retirement of debt	—	—	—	—	—	(12,494)
Other	(1,300)	2,496	(3,017)	779	8,331	(31)

Economic Income—Non-GAAP	429,783	426,948	1,101,531	1,098,696	694,114	273,772
Adjusted Income Taxes(1)	(94,850)	(82,291)	(207,613)	(195,054)	(156,686)	(74,176)

Distributable Earnings—Non-GAAP	334,933	344,657	893,918	903,642	537,428	199,596
Adjusted Income Taxes(1)	94,850	82,291	207,613	195,054	156,686	74,176
Interest expense	5,047	5,292	6,766	7,011	6,062	7,102
Incentive income	(133,853)	(196,517)	(1,019,914)	(1,082,578)	(600,434)	(65,026)
Bonus	24,518	10,265	330,397	316,144	214,892	120,076

Fee-Related EBITDA—Non-GAAP	$325,495	$245,988	$418,780	$339,273	$314,634	$335,924

Weighted-Average Class A Shares Outstanding	172,541,709	153,160,992	170,490,100	155,994,389	142,970,660	102,848,812
Weighted-Average Partner Units	320,804,735	314,731,925	317,451,152	312,909,023	303,923,127	303,681,837
Weighted-Average Class A Restricted Share Units (RSUs)	14,514,598	13,087,356	14,656,064	13,588,565	8,216,856	12,037,663

Weighted-Average Adjusted Class A Shares	507,861,042	480,980,273	502,597,316	482,491,977	455,110,643	418,568,312

Distributable Earnings Per Adjusted Class A Share—Non-GAAP	$0.66	$0.72	$1.78	$1.87	$1.18	$0.48

Dividends with Respect to Period	$0.60	$0.67	$1.72	$1.79	$1.11	$0.40

Dividend Payout Ratio	91%	93%	97%	96%	94%	83%

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Capitalization

The following table sets forth our capitalization as of September 30, 2014 on a historical basis and as adjusted to give effect to the proposed unsecured financing and the use of proceeds therefrom. You should read this table in conjunction with the section titled “Unaudited reconciliation of financial data” included herein and with the financial statements and the related notes and reconciliations in our 2013 Annual Report and Third Quarter 10-Q.

	As of September 30, 2014
	Actual	As adjusted
	(dollars in thousands)
Loans payable(1)	$431,962	$
Proposed unsecured financing(2)	—
Paid-in capital	2,999,683		2,999,683
Appropriated retained earnings	(34,527)		(34,527)
Accumulated deficit	(3,313,937)		(3,313,937)
Noncontrolling interests	2,079,285		2,079,285

Total Capitalization	$2,162,466	$

(1)	As of September 30, 2014, loans payable consisted of $381,303 under the Delayed Draw Term Loan, $48,662 under our aircraft loan and $1,997 under a software finance agreement. We intend to use the net proceeds from the proposed unsecured financing to repay the indebtedness outstanding under the Delayed Draw Term Loan. Any remaining net proceeds will be used for general corporate purposes. We may also use borrowings under the new Revolving Credit Agreement to repay indebtedness under the Delayed Draw Term Loan.

(2)	As adjusted reflects gross proceeds of $ million.

Unaudited reconciliation of financial data

The following tables present the historical unaudited financial information for the Och-Ziff Operating Group and its consolidated subsidiaries as of and for the nine months ended September 30, 2014 and the fiscal year ended December 31, 2013. The Och-Ziff Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Och-Ziff Operating Group and its consolidated subsidiaries has been reconciled to Och-Ziff Capital Management Group LLC’s financial statements for the relevant periods.

You should read this data in conjunction with Och-Ziff Capital Management Group LLC’s financial statements and the related notes included in its 2013 Annual Report and Third Quarter 10-Q.

	Nine months ended September 30, 2014
	Och-Ziff Operating Group	Consolidated Och-Ziff funds and related eliminations	Other(1)	Och-Ziff Capital Management Group LLC consolidated
	(dollars in thousands)
Revenues
Management fees	$518,034	$(23,327)	$—	$494,707
Incentive income	130,238	(39,216)	—	91,022
Other revenues	931	—	—	931
Income of consolidated Och-Ziff funds	—	267,974	—	267,974

Total Revenues	649,203	205,431	—	854,634

Expenses
Compensation and benefits	206,423	—	241	206,664
Reorganization expenses	12,065	—	—	12,065
Interest expense	5,047	—	—	5,047
General, administrative and other	129,252	—	(26,949)	102,303
Expenses of consolidated Och-Ziff funds	—	127,215	—	127,215

Total Expenses	352,787	127,215	(26,708)	453,294

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	6,491	(542)	—	5,949
Net gains of consolidated Och-Ziff funds	—	115,498	—	115,498

Total Other Income	6,491	114,956	—	121,447

Income Before Income Taxes	302,907	193,172	26,708	522,787
Income taxes	19,699	—	71,330	91,029

Consolidated and Total Comprehensive Net Income	$283,208	$193,172	$(44,622)	$431,758

Allocation of Consolidated and Total Comprehensive Net Income
Class A Shareholders	$102,392	$—	$(44,622)	$57,770
Noncontrolling interests	180,816	163,080	—	343,896
Redeemable noncontrolling interests	—	30,092	—	30,092

	$283,208	$193,172	$(44,622)	$431,758

(1)	Includes amounts related to entities not included in the Och-Ziff Operating Group or the consolidated Och-Ziff funds, including related eliminations.

	As of September 30, 2014
	Och-Ziff Operating Group	Consolidated Och-Ziff Funds and related eliminations	Other(1)	Och-Ziff Capital Management Group LLC consolidated
	(dollars in thousands)
Assets
Cash and cash equivalents	$276,384	$—	$90,812	$367,196
Income and fees receivable	92,220	(59,471)	—	32,749
Due from related parties	74,751	(538)	(69,804)	4,409
Deferred income tax assets	4,736	—	871,415	876,151
Other assets, net	170,640	(3,536)	118	167,222

Assets of consolidated Och-Ziff funds:
Investments, at fair value	—	6,990,399	—	6,990,399
Other assets of Och-Ziff funds	—	140,393	—	140,393

Total Assets	$618,731	$7,067,247	$892,541	$8,578,519

Liabilities and Shareholders’ Equity
Liabilities
Due to related parties	$1,788	$—	$763,058	$764,846
Debt obligations	431,962	—	—	431,962
Compensation payable	28,537	—	—	28,537
Other liabilities	129,739	(37,928)	1,209	93,020

Liabilities of consolidated Och-Ziff funds:
Notes payable of consolidated CLOs, at fair value	—	4,784,510	—	4,784,510
Securities sold under agreements to repurchase	—	277,929	—	277,929
Other liabilities of Och-Ziff funds	—	31,437	—	31,437

Total Liabilities	592,026	5,055,948	764,267	6,412,241

Redeemable Noncontrolling Interests	—	435,774	—	435,774
Shareholders’ Equity
Class A Shares, no par value	—	—	—	—
Class B Shares, no par value	—	—	—	—
Paid-in capital	12,504,250	—	(9,504,567)	2,999,683
Appropriated retained deficit	—	(34,527)	—	(34,527)
Retained earnings (accumulated deficit)	(12,479,625)	—	9,165,688	(3,313,937)

Shareholders’ equity (deficit) attributable to Class A Shareholders	24,625	(34,527)	(338,879)	(348,781)
Shareholders’ equity attributable to noncontrolling interests	2,080	1,610,052	467,153	2,079,285

Total Shareholders’ Equity	26,705	1,575,525	128,274	1,730,504

Total Liabilities, Redeemable Noncontrolling Interests and Shareholders’ Equity	$618,731	$7,067,247	$892,541	$8,578,519

(1)	Includes amounts related to entities not included in the Och-Ziff Operating Group or the consolidated Och-Ziff funds, including related eliminations.

	Year ended December 31, 2013
	Och-Ziff Operating Group	Consolidated Och-Ziff Funds and related eliminations	Other(1)	Och-Ziff Capital Management Group LLC consolidated
	(dollars in thousands)
Revenues
Management fees	$577,050	$(20,623)	$—	$556,427
Incentive income	1,122,716	(46,169)	—	1,076,547
Other revenues	2,150	—	—	2,150
Income of consolidated Och-Ziff funds	—	260,799	—	260,799

Total Revenues	1,701,916	194,007	—	1,895,923

Expenses
Compensation and benefits	553,809	—	260	554,069
Reorganization expenses	16,087	—	—	16,087
Interest expense	6,837	—	174	7,011
General, administrative and other	159,119	—	(9,245)	149,874
Expenses of consolidated Och-Ziff funds	—	99,838	—	99,838

Total Expenses	735,852	99,838	(8,811)	826,879

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	3,543	(1,577)	—	1,966
Net gains of consolidated Och-Ziff funds	—	280,502	—	280,502

Total Other Income	3,543	278,925	—	282,468

Income Before Income Taxes	969,607	373,094	8,811	1,351,512
Income taxes	15,718	—	79,969	95,687

Consolidated and Total Comprehensive Net Income	$953,889	$373,094	$(71,158)	$1,255,825

Allocation of Consolidated and Total Comprehensive Net Income
Class A Shareholders	$332,925	$—	$(71,158)	$261,767
Noncontrolling interests	620,964	364,859	—	985,823
Redeemable noncontrolling interests	—	8,235	—	8,235

	$953,889	$373,094	$(71,158)	$1,255,825

(1)	Includes amounts related to entities not included in the Och-Ziff Operating Group or the consolidated Och-Ziff funds, including related eliminations.

	As of December 31, 2013
	Och-Ziff Operating Group	Consolidated Och-Ziff Funds and related eliminations	Other(1)	Och-Ziff Capital Management Group LLC consolidated
	(dollars in thousands)
Assets
Cash and cash equivalents	$99,745	$—	$90,229	$189,974
Income and fees receivable	985,548	(42,959)	—	942,589
Due from related parties	129,858	(449)	(124,095)	5,314
Deferred income tax assets	3,543	—	931,115	934,658
Other assets, net	89,274	(3,724)	—	85,550
Assets of consolidated Och-Ziff funds:
Investments, at fair value	—	4,608,418	—	4,608,418
Other assets of Och-Ziff funds	—	102,771	—	102,771

Total Assets	$1,307,968	$4,664,057	$897,249	$6,869,274

Liabilities and Shareholders’ Equity
Liabilities
Due to related parties	$1,962	$—	$780,705	$782,667
Debt obligations	384,177	—	—	384,177
Compensation payable	307,495	—	—	307,495
Other liabilities	86,820	(26,228)	341	60,933
Liabilities of consolidated Och-Ziff funds:
Notes payable of consolidated CLOs, at fair value	—	2,763,977	—	2,763,977
Securities sold under agreements to repurchase	—	257,691	—	257,691
Other liabilities of Och-Ziff funds	—	20,727	—	20,727

Total Liabilities	780,454	3,016,167	781,046	4,577,667

Redeemable Noncontrolling Interests	—	76,583	—	76,583

Shareholders’ Equity
Class A Shares, no par value	—	—	—	—
Class B Shares, no par value	—	—	—	—
Paid-in capital	12,395,378	—	(9,437,054)	2,958,324
Appropriated retained earnings	—	12,872	—	12,872
Retained earnings (accumulated deficit)	(11,869,485)	—	8,764,568	(3,104,917)

Shareholders’ equity (deficit) attributable to Class A Shareholders	525,893	12,872	(672,486)	(133,721)
Shareholders’ equity attributable to noncontrolling interests	1,621	1,558,435	788,689	2,348,745

Total Shareholders’ Equity	527,514	1,571,307	116,203	2,215,024

Total Liabilities, Redeemable Noncontrolling Interests and Shareholders’ Equity	$1,307,968	$4,664,057	$897,249	$6,869,274

(1)	Includes amounts related to entities not included in the Och-Ziff Operating Group or the consolidated Och-Ziff funds, including related eliminations.